Exhibit 99.1

Contacts:

Media Contact	Investor Contact
Len Dieterle	Brian Denyeau
Aspen Technology	ICR for Aspen Technology
+1 781-221-4291	+1 646-277-1251
len.dieterle@aspentech.com	brian.denyeau@icrinc.com

Aspen Technology Announces Financial Results for the
Second Quarter of Fiscal 2022

Bedford, Mass. – January 26, 2022 - Aspen Technology, Inc. (AspenTech) (NASDAQ: AZPN), a global leader in asset optimization software, today announced financial results for its second-quarter of fiscal year 2022, ended December 31, 2021.

“AspenTech delivered strong second quarter results that reflected continued improvement in both customer demand and business conditions in many of our key end markets, which supports our increased outlook for annual spend growth for fiscal 2022. We are confident that the strategic imperative for our customers to operate assets more efficiently and sustainably will drive increased spend that will generate double-digit growth for AspenTech over time.”

Pietri continued, “We are on track to close the proposed transaction with Emerson in our fourth fiscal quarter. We remain excited by the opportunities for the new AspenTech to enable customers to improve the safety, sustainability, reliability and efficiency of their assets. The combination of talented individuals and leading software products and solutions in the OSI and Geological Simulation Software businesses will strengthen AspenTech and collectively enhance our unique ability to improve the profitability and sustainability of our customers. We are also confident this transaction will generate attractive financial performance and significant value for our shareholders over the long-term.”

Second Quarter and Fiscal Year 2022 Recent Business Highlights

•Annual spend, which the company defines as the annualized value of all term license and maintenance contracts at the end of the quarter, was $640 million at the end of the second quarter of fiscal 2022, which increased 6.0% compared to the second quarter of fiscal 2021 and 1.7% sequentially.

•AspenTech repurchased approximately 439,000 shares of its common stock for $65 million in the second quarter of fiscal 2022.

Summary of Second Quarter Fiscal Year 2022 Financial Results

AspenTech’s total revenue of $171.4 million included:

•License revenue, which represents the portion of a term license agreement allocated to the initial license, was $116.1 million in the second quarter of fiscal 2022, compared to $180.2 million in the second quarter of fiscal 2021.

•Maintenance revenue, which represents the portion of the term license agreement related to ongoing support and the right to future product enhancements, was $48.4 million in the second quarter of fiscal 2022, compared to $46.8 million in the second quarter of fiscal 2021.

•Services and other revenue was $6.9 million in the second quarter of fiscal 2022, compared to $6.7 million in the second quarter of fiscal 2021.

For the quarter ended December 31, 2021, AspenTech reported income from operations of $68.5 million, compared to income from operations of $149.5 million in the second quarter of fiscal 2021.

Net income was $61.9 million for the quarter ended December 31, 2021, leading to net income per share of $0.92, compared to net income per share of $1.89 in the same period last fiscal year.

Non-GAAP income from operations was $92.2 million for the second quarter of fiscal 2022, compared to non-GAAP income from operations of $162.2 million in the same period last fiscal year. Non-GAAP net income was $80.6 million, or $1.20 per share, for the second quarter of fiscal 2022, compared to non-GAAP net income of $139.3 million, or $2.04 per share, in the same period last fiscal year. These non-GAAP results add back the impact of stock-based compensation expense, amortization of intangibles and acquisition and integration planning related fees. A reconciliation of GAAP to non-GAAP results is presented in the financial tables included in this press release.

AspenTech had cash and cash equivalents of $211.4 million and total borrowings, net of debt issuance costs, of $285.2 million at December 31, 2021.

During the second quarter, the company generated $41.3 million in cash flow from operations and $51.9 million in free cash flow. Free cash flow is calculated as net cash provided by operating activities adjusted for the net impact of: purchases of property, equipment and leasehold improvements; payments for capitalized computer software development costs, and other nonrecurring items, such as acquisition and integration planning related payments.

Business Outlook
Based on information as of today, January 26, 2022, AspenTech is issuing the following guidance for fiscal year 2022:

•Annual spend growth of 7-8% year-over-year
•Free cash flow of $280 to $290 million
•Total bookings of $814 to $840 million
•Total revenue of $737 to $754 million
•GAAP total expense of $413 to $418 million
•Non-GAAP total expense of $340 to $345 million
•GAAP operating income of $324 to $336 million
•Non-GAAP operating income of $397 to $409 million
•GAAP net income of $295 to $306 million
•Non-GAAP net income of $353 to $364 million
•GAAP net income per share of $4.37 to $4.53
•Non-GAAP net income per share of $5.23 to $5.39

The above guidance does not give effect to the proposed transaction with Emerson, which, if completed, is expected to close during fiscal 2022. These statements are forward-looking and actual results may differ materially. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause AspenTech’s actual results to differ materially from these forward-looking statements.

Use of Non-GAAP Financial Measures

This press release contains “non-GAAP financial measures” under the rules of the U.S. Securities and Exchange Commission. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements, and is not intended to represent a measure of performance in accordance with, disclosures required by generally accepted accounting principles, or GAAP. Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. A reconciliation of GAAP to non-GAAP results is included in the financial tables included in this press release.

Management considers both GAAP and non-GAAP financial results in managing AspenTech’s business. As the result of adoption of new licensing models, management believes that a number of AspenTech’s performance indicators based on GAAP, including revenue, gross profit, operating income and net income, should be viewed in conjunction with certain non-GAAP and other business measures in assessing AspenTech’s performance, growth and financial condition. Accordingly, management utilizes a number of non-GAAP and other business metrics, including the non-GAAP metrics set forth in this press release, to track AspenTech’s business performance. None of these non-GAAP metrics should be considered as an alternative to any measure of financial performance calculated in accordance with GAAP.

Conference Call and Webcast

AspenTech will host a conference call and webcast today, January 26, 2022, at 4:30 p.m. (Eastern Time), to discuss the company’s financial results for the second-quarter fiscal year 2022 as well as the company’s business outlook. The live dial-in number is (866) 471-3828 or (678) 509-7573, conference ID code 9639977. Interested parties may also listen to a live webcast of the call by logging on to the Investor Relations section of AspenTech’s website, http://ir.aspentech.com/events-and-presentations, and clicking on the “webcast” link. A replay of the call will be archived on AspenTech’s website and will also be available via telephone at (855) 859-2056 or (404) 537-3406, conference ID code 9639977, through February 2, 2022.

About AspenTech

Aspen Technology (AspenTech) is a global leader in asset optimization software. Its solutions address complex, industrial environments where it is critical to optimize the asset design, operation and maintenance lifecycle. AspenTech uniquely combines decades of process modelling expertise with artificial intelligence. Its purpose-built software platform automates knowledge work and builds sustainable competitive advantage by delivering high returns over the entire asset lifecycle. As a result, companies in capital-intensive industries can maximize uptime and push the limits of performance, running their assets safer, greener, longer and faster. Visit AspenTech.com to find out more.

© 2022 Aspen Technology, Inc. AspenTech and the Aspen leaf logo are trademarks of Aspen Technology, Inc.

Forward-Looking Statements

The second and third paragraph of this press release as well as the Business Outlook section contain forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the pending transaction with Emerson. The forward-looking statements regarding the pending transaction with Emerson include: the expected timing and structure of the transaction; the ability of the parties to complete the transaction considering the various closing conditions; the expected benefits of the transaction, such as improved synergies, growth potential, business plans, expanded portfolio, financial performance and strength; the position of the new AspenTech following completion of the transaction; and any assumptions underlying any of the foregoing. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. We can give no assurance that such plans, estimates or expectations will be achieved and therefore, actual results may differ materially from any plans, estimates or expectations in such forward-looking statements.

Actual results may vary significantly from AspenTech’s expectations based on a number of risks and uncertainties, including, without limitation: delays or reductions in demand for AspenTech solutions due to the COVID-19 pandemic; AspenTech’s failure to increase usage and product adoption of aspenONE offerings or grow the aspenONE APM business, and failure to continue to provide innovative, market-leading solutions; declines in the demand for, or usage of, aspenONE software for any reason, including declines due to adverse changes in the process or other capital-intensive industries and materially reduced industry spending budgets due to the drop in demand for oil due to the COVID-19 pandemic; unfavorable economic and market conditions or a lessening demand in the market for asset process optimization software, including materially reduced industry spending budgets due to the significant drop in oil prices arising from drop in demand due to the COVID-19 pandemic; risks of foreign operations or transacting business with customers outside the United States; risks of competition; and other risk factors described from time to time in AspenTech’s periodic reports filed with the Securities and Exchange Commission.

Important factors that could cause actual results relating to the pending transaction with Emerson to differ materially from AspenTech’s plans, estimates or expectations regarding the transaction include, among others: (1) that one or more closing conditions to the transaction, including certain regulatory approvals, may not be satisfied or waived, on a timely basis or otherwise, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction, may require conditions, limitations or restrictions in connection with such approvals or that the required approval by AspenTech’s stockholders may not be obtained; (2) the risk that the transaction may not be completed in the time frame expected by AspenTech or Emerson, or at all; (3) unexpected costs, charges or expenses resulting from the transaction; (4) uncertainty of the expected financial performance of the new AspenTech (“New AspenTech”) following completion of the transaction; (5) failure to realize the anticipated benefits of the transaction, including as a result of delay in completing the transaction or integrating the industrial software business of Emerson with AspenTech’s business; (6) the ability of New AspenTech to implement its business strategy; (7) difficulties and delays in achieving revenue and cost synergies of New AspenTech; (8) inability to retain and hire key personnel; (9) the occurrence of any event that could give rise to termination of the transaction; (10) potential litigation in connection with the transaction or other settlements or investigations that may affect the timing or occurrence of the transaction or result in significant costs of defense, indemnification and liability; (11) AspenTech’s ability and the ability of Emerson and New AspenTech to successfully recover from a disaster or other business continuity problem due to a hurricane, flood, earthquake, terrorist attack, war, pandemic, security breach, cyber-attack, power loss, telecommunications failure or other natural or man-made event, including the ability to function remotely during long-term disruptions such as the COVID-19 pandemic; (12) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction; (13) the risk that disruptions from the transaction will harm Emerson’s and AspenTech’s business, including current plans and operations; (14) certain restrictions during the pendency of the transaction that may impact Emerson’s or AspenTech’s ability to pursue certain business opportunities or strategic transactions; (15) AspenTech’s, Emerson’s and new AspenTech’s ability to meet expectations regarding the accounting and tax treatments of the transaction; and (16) other risk factors as detailed from time to time in Emerson’s and AspenTech’s reports filed with the SEC, including Emerson’s and AspenTech’s annual report on Form 10-K, periodic quarterly reports on Form 10-Q, periodic current reports on Form 8-K and other documents filed with the SEC.

While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements.

AspenTech cannot guarantee any future results, levels of activity, performance, or achievements. AspenTech expressly disclaims any obligation to update forward-looking statements after the date of this press release.

© 2022 Aspen Technology, Inc. AspenTech, aspenONE, asset optimization and the Aspen leaf logo are trademarks of Aspen Technology, Inc. All rights reserved. All other trademarks are property of their respective owners.

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited in Thousands, Except per Share Data)

	Three Months Ended December 31,		Six Months Ended December 31,
	2021	2020	2021	2020
Revenue:
License	$116,111	$180,170	$197,215	$242,029
Maintenance	48,385	46,818	96,598	93,676
Services and other	6,860	6,730	13,563	12,984
Total revenue	171,356	233,718	307,376	348,689
Cost of revenue:
License	2,340	2,238	4,802	4,374
Maintenance	4,352	4,128	8,914	8,892
Services and other	8,204	7,949	16,063	16,515
Total cost of revenue	14,896	14,315	29,779	29,781
Gross profit	156,460	219,403	277,597	318,908
Operating expenses:
Selling and marketing	30,630	26,575	60,111	51,747
Research and development	25,414	22,172	52,271	44,702
General and administrative	31,927	21,203	56,848	38,836
Total operating expenses	87,971	69,950	169,230	135,285
Income from operations	68,489	149,453	108,367	183,623
Interest income	8,695	9,304	17,359	17,973
Interest (expense)	(1,518)	(2,049)	(3,054)	(4,144)
Other (expense), net	(1,757)	(333)	(2,629)	(1,802)
Income before income taxes	73,909	156,375	120,043	195,650
Provision for income taxes	12,045	27,223	18,780	33,787
Net income	$61,864	$129,152	$101,263	$161,863
Net income per common share:
Basic	$0.93	$1.91	$1.51	$2.39
Diluted	$0.92	$1.89	$1.50	$2.37
Weighted average shares outstanding:
Basic	66,775	67,780	66,888	67,754
Diluted	67,249	68,400	67,337	68,360

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (Unaudited in Thousands, Except Share and Per Share Data)

	December 31, 2021	June 30, 2021
ASSETS
Current assets:
Cash and cash equivalents	$211,399	$379,853
Accounts receivable, net	35,696	52,502
Current contract assets, net	324,710	308,607
Prepaid expenses and other current assets	13,401	12,716
Prepaid income taxes	2,696	14,639
Total current assets	587,902	768,317
Property, equipment and leasehold improvements, net	4,741	5,610
Computer software development costs, net	1,202	1,461
Goodwill	156,626	159,852
Intangible assets, net	39,602	44,327
Non-current contract assets, net	448,331	407,180
Contract costs	29,679	29,056
Operating lease right-of-use assets	29,984	32,539
Deferred tax assets	2,145	2,121
Other non-current assets	3,718	3,537
Total assets	$1,303,930	$1,454,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,666	$4,367
Accrued expenses and other current liabilities	44,637	50,575
Current operating lease liabilities	7,511	6,751
Income taxes payable	42,457	3,444
Current borrowings	24,000	20,000
Current deferred revenue	49,464	56,393
Total current liabilities	172,735	141,530
Non-current deferred revenue	9,478	11,732
Deferred income tax liabilities	139,914	193,360
Non-current operating lease liabilities	26,481	29,699
Non-current borrowings, net	261,177	273,162
Other non-current liabilities	2,341	3,760
Commitments and contingencies
Series D redeemable convertible preferred stock, $0.10 par value— Authorized— 3,636 shares as of December 31, 2021 and June 30, 2021 Issued and outstanding— none as of December 31, 2021 and June 30, 2021	—	—
Stockholders’ equity:
Common stock, $0.10 par value— Authorized—210,000,000 shares Issued— 104,793,030 shares at December 31, 2021 and 104,543,414 shares at June 30, 2021 Outstanding— 66,656,349 shares at December 31, 2021 and 67,912,160 shares at June 30, 2021	10,480	10,455
Additional paid-in capital	828,780	819,642
Retained earnings	1,879,396	1,778,133
Accumulated other comprehensive income	4,336	9,026
Treasury stock, at cost—38,136,681 shares of common stock at December 31, 2021 and 36,631,254 shares at June 30, 2021	(2,031,188)	(1,816,499)
Total stockholders’ equity	691,804	800,757
Total liabilities and stockholders’ equity	$1,303,930	$1,454,000

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited in Thousands)

	Three Months Ended December 31,		Six Months Ended December 31,
	2021	2020	2021	2020
Cash flows from operating activities:
Net income	$61,864	$129,152	$101,263	$161,863
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,688	2,523	5,471	4,857
Reduction in the carrying amount of right-of-use assets	2,643	2,414	5,109	4,779
Net foreign currency losses	1,556	591	2,307	2,054
Stock-based compensation	7,866	9,096	17,956	15,364
Deferred income taxes	(87)	171	(53,439)	212
Provision for receivables	395	1,616	1,477	4,736
Other non-cash operating activities	441	205	772	407
Changes in assets and liabilities:
Accounts receivable	3,121	6,129	15,311	8,372
Contract assets, net	(29,504)	(116,007)	(59,058)	(123,373)
Contract costs	(367)	37	(623)	321
Lease liabilities	(2,597)	(2,572)	(5,158)	(5,235)
Prepaid expenses, prepaid income taxes, and other assets	2,625	1,942	12,415	42
Accounts payable, accrued expenses, income taxes payable and other liabilities	(5,119)	(1,558)	39,267	(7,063)
Deferred revenue	(4,268)	4,100	(9,126)	6,954
Net cash provided by operating activities	41,257	37,839	73,944	74,290
Cash flows from investing activities:
Purchases of property, equipment and leasehold improvements	(406)	(345)	(659)	(522)
Payments for business acquisitions, net of cash acquired	—	(15,943)	—	(15,943)
Payments for (refund from) equity method investments	(234)	168	(584)	(166)
Payments for capitalized computer software development costs	(152)	(89)	(330)	(895)
Net cash used in investing activities	(792)	(16,209)	(1,573)	(17,526)
Cash flows from financing activities:
Issuance of shares of common stock	12,916	2,846	14,307	3,114
Repurchases of common stock	(79,690)	—	(234,043)	—
Payments of tax withholding obligations related to restricted stock	(4,243)	(2,279)	(10,296)	(4,107)
Deferred business acquisition payments	(1,210)	—	(1,220)	—
Repayments of amounts borrowed	(4,000)	(123,182)	(8,000)	(127,182)
Payments of debt issuance costs	(402)	—	(402)	—
Net cash used in financing activities	(76,629)	(122,615)	(239,654)	(128,175)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(613)	876	(1,171)	1,104
(Decrease) in cash, cash equivalents, and restricted cash	(36,777)	(100,109)	(168,454)	(70,307)
Cash and cash equivalents, beginning of period	248,176	317,598	379,853	287,796
Cash, cash equivalents, and restricted cash, end of period	$211,399	$217,489	$211,399	$217,489
Supplemental disclosure of cash flow information:
Income taxes paid, net	$18,428	$27,965	$21,246	$30,668
Interest paid	1,305	2,096	2,638	4,217
Supplemental disclosure of non-cash activities:
Change in purchases of property, equipment and leasehold improvements included in accounts payable and accrued expenses	$11	$(224)	$(107)	$57
Change in repurchases of common stock included in accounts payable and accrued expenses	—	—	(4,353)	—
Lease liabilities arising from obtaining right-of-use assets	169	1,068	1,632	1,291

	December 31, 2021	December 31, 2020
Reconciliation to amounts within the unaudited consolidated balance sheets:	(Dollars in Thousands)
Cash and cash equivalents	$211,399	$217,487
Restricted cash included in other non-current assets	—	2
Cash, cash equivalents, and restricted cash, end of period	$211,399	$217,489

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES Reconciliation of GAAP to Non-GAAP Results of Operations and Cash Flows (Unaudited in Thousands, Except per Share Data)

	Three Months Ended December 31,		Six Months Ended December 31,
	2021	2020	2021	2020
Total expenses
GAAP total expenses (a)	$102,867	$84,265	$199,009	$165,066
Less:
Stock-based compensation (b)	(7,866)	(9,096)	(17,956)	(15,364)
Amortization of intangibles	(2,033)	(1,865)	(4,077)	(3,610)
Acquisition and integration planning related fees	(13,787)	(1,821)	(17,143)	(2,384)

Non-GAAP total expenses	$79,181	$71,483	$159,833	$143,708

Income from operations
GAAP income from operations	$68,489	$149,453	$108,367	$183,623
Plus:
Stock-based compensation (b)	7,866	9,096	17,956	15,364
Amortization of intangibles	2,033	1,865	4,077	3,610
Acquisition and integration planning related fees	13,787	1,821	17,143	2,384

Non-GAAP income from operations	$92,175	$162,235	$147,543	$204,981

Net income
GAAP net income	$61,864	$129,152	$101,263	$161,863
Plus:
Stock-based compensation (b)	7,866	9,096	17,956	15,364
Amortization of intangibles	2,033	1,865	4,077	3,610
Acquisition and integration planning related fees	13,787	1,821	17,143	2,384
Less:
Income tax effect on Non-GAAP items (c)	(4,974)	(2,684)	(8,227)	(4,485)

Non-GAAP net income	$80,576	$139,250	$132,212	$178,736

Diluted income per share
GAAP diluted income per share	$0.92	$1.89	$1.50	$2.37
Plus:
Stock-based compensation (b)	0.12	0.13	0.27	0.23
Amortization of intangibles	0.03	0.03	0.06	0.05
Acquisition and integration planning related fees	0.21	0.03	0.25	0.03
Less:
Income tax effect on Non-GAAP items (c)	(0.08)	(0.04)	(0.12)	(0.07)

Non-GAAP diluted income per share	$1.20	$2.04	$1.96	$2.61

Shares used in computing Non-GAAP diluted income per share	67,249	68,400	67,337	68,360

	Three Months Ended December 31,		Six Months Ended December 31,
	2021	2020	2021	2020
Free Cash Flow
Net cash provided by operating activities (GAAP)	$41,257	$37,839	$73,944	$74,290
Purchases of property, equipment and leasehold improvements	(406)	(345)	(659)	(522)
Payments for capitalized computer software development costs	(152)	(89)	(330)	(895)
Acquisition and integration planning related payments	11,223	616	12,000	907
Free cash flow (non-GAAP)	$51,922	$38,021	$84,955	$73,780

(a) GAAP total expenses
	Three Months Ended December 31,		Six Months Ended December 31,
	2021	2020	2021	2020
Total costs of revenue	$14,896	$14,315	$29,779	$29,781
Total operating expenses	87,971	69,950	169,230	135,285
GAAP total expenses	$102,867	$84,265	$199,009	$165,066

(b) Stock-based compensation expense was as follows:
	Three Months Ended December 31,		Six Months Ended December 31,
	2021	2020	2021	2020
Cost of maintenance	$149	$122	$354	$438
Cost of services and other	226	351	506	801
Selling and marketing	1,774	1,612	3,637	2,856
Research and development	1,734	2,449	3,732	4,171
General and administrative	3,983	4,562	9,727	7,098
Total stock-based compensation	$7,866	$9,096	$17,956	$15,364

(c) The income tax effect on non-GAAP items for the three and six-months ended December 31, 2021 and 2020, respectively, is calculated utilizing the Company’s statutory tax rate of 21 percent.

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES Reconciliation of Forward-Looking Guidance Range (Unaudited in Thousands, Except per Share Data)

	Twelve Months Ended June 30, 2022 (a)
	Range
	Low		High
Guidance - Total expenses
GAAP - total expenses	$413,000		$418,000
Less:
Stock-based compensation	(33,000)		(33,000)
Amortization of intangibles	(8,000)		(8,000)
Acquisition and integration planning related fees	(32,000)		(32,000)

Non-GAAP - total expenses	$340,000		$345,000

Guidance - Income from operations
GAAP - income from operations	$324,000		$336,000
Plus:
Stock-based compensation	33,000		33,000
Amortization of intangibles	8,000		8,000
Acquisition and integration planning related fees	32,000		32,000

Non-GAAP - income from operations	$397,000		$409,000

Guidance - Net income and diluted income per share
GAAP - net income and diluted income per share	$295,000	$4.37	$306,000	$4.53
Plus:
Stock-based compensation	33,000		33,000
Amortization of intangibles	8,000		8,000
Acquisition and integration planning related fees	32,000		32,000
Less:
Income tax effect on Non-GAAP items (b)	(15,000)		(15,000)

Non-GAAP - net income and diluted income per share	$353,000	$5.23	$364,000	$5.39

Shares used in computing guidance for Non-GAAP diluted income per share	67,500		67,500

Guidance - Free Cash Flow
GAAP - Net cash provided by operating activities	$251,200		$261,200
Less:
Purchases of property, equipment and leasehold improvements	(3,000)		(3,000)
Payments for capitalized computer software development costs	(200)		(200)
Plus:
Acquisition and integration planning related payments	32,000		32,000

Free cash flow expectation (non-GAAP)	$280,000		$290,000

(a) Rounded amount used, except per share data.
(b) The income tax effect on non-GAAP items for the twelve months ended June 30, 2022 is calculated utilizing the Company’s statutory tax rate of 21 percent.